SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 10, 2003

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-08918 (Commission File Number)	58-1575035 (IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)

Registrant’s telephone number, including area code    (404) 588-7711

Item 5.    Other Events

On January 8, 2003, SunTrust Banks, Inc. (“SunTrust”) issued a news release announcing its financial results for the fourth quarter ended December 31, 2002 (the “News Release”). The News Release is attached as Exhibit 99.1 and the Supplemental Schedules to the News Release are attached as Exhibit 99.2 to this report and is incorporated into this Item 5 by reference.

Item 7.    Financial Statements and Exhibits

(C) Exhibits

99.1 The News Release.

99.2 Supplemental Schedules prepared for use with The News Release.

Item 9.    Regulation FD Disclosure.

On January 8, 2003, the Registrant held an investor call and webcast to disclose financial results for the fourth quarter ended December 31, 2002. The Supplemental Information package for use at this conference is furnished herewith as Exhibit 99.2 and incorporated by reference in Item 9. All information in the Supplemental Information is presented as of the News Release date and the Registrant does not assume any obligation to correct or update said information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
        (Registrant)

Date:    January 10, 2003
By:    /s/ JORGE ARRIETA
Jorge Arrieta
Senior Vice President and Controller